Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-181750, 333-188967, 333-196157, 333-204544, 333-211673, 333-218225 and 333-231634) pertaining to the 2012 Equity Incentive Plan of Axcelis Technologies, Inc.,

(2)	Registration Statement (Form S-8 No. 333-238770) pertaining to the 2020 Employee Stock Purchase Plan of Axcelis Technologies, Inc.,

(3)	Registration Statement (Form S-8 No. 333-120356) pertaining to the 2000 Stock Plan and 2012 Equity Incentive Plan, and

(4)	Registration Statement (Form S-3 No. 333-273639) and related Prospectus of Axcelis Technologies, Inc. for the registration of common stock, preferred stock, warrants, debt securities and units;

of our reports dated February 23, 2024, with respect to the consolidated financial statements and schedule of Axcelis Technologies, Inc. and the effectiveness of internal control over financial reporting of Axcelis Technologies, Inc. included in this Amendment No. 1 on Form 10-K/A of Axcelis Technologies, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 28, 2024